EXHIBIT 99.2


                         PULITZER INC. AND SUBSIDIARIES
        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  INTRODUCTION

The following unaudited pro forma condensed consolidated financial statements ("Pro Forma Financial Statements") give effect to the increased interest of Pulitzer Inc. (the "Company") and subsidiaries in the results of the operations of the St. Louis Post-Dispatch Dispatch (the "Post-Dispatch") resulting from the creation of a new joint venture, known as St. Louis Post-Dispatch LLC ("PD LLC"). On May 1, 2000, the Company, Pulitzer Technologies, Inc., a wholly-owned subsidiary of the Company (together with the Company, the "Pulitzer Parties"), and The Herald Company, Inc. ("Herald") completed the transfer of their respective interests in the assets and operations of the Post-Dispatch and certain related businesses to PD LLC (the "Transaction"). Under the terms of the operating agreement governing PD LLC (the "Operating Agreement"), the Pulitzer Parties hold a 95 percent interest in the results of operations of PD LLC and Herald holds a 5 percent interest. Previously, under the terms of the St. Louis Agency Agreement, which had governed the operations of the Post-Dispatch since 1961, the Company and Herald generally shared its operating profits and losses, as well as its capital expenditures, on a 50-50 basis. Under the terms of the Operating Agreement, Herald received on May 1, 2000 a cash distribution of $306 million from PD LLC. This distribution was financed by a $306 million loan (the "Loan") to PD LLC from a group of institutional lenders (the "Lenders") led by Prudential Capital Group, a division of The Prudential Insurance Company of America. The aggregate principal amount of the Loan is payable on April 28, 2009 and bears interest at an annual rate of 8.05 percent. The Loan is guaranteed by the Company pursuant to a Guaranty Agreement dated as of May 1, 2000 ("Guaranty Agreement") with the Lenders. In turn, pursuant to an Indemnity Agreement dated as of May 1, 2000 ("Indemnity Agreement") entered into between Herald and the Company, Herald agreed to indemnify the Company for any payments that the Company may make under the Guaranty Agreement. The Transaction and the Loan are collectively referred to as the "Transactions." The Transactions will be treated as a purchase for accounting purposes.

The Pro Forma Financial Statements have been derived by the application of pro forma adjustments to the Company's historical consolidated financial statements. The unaudited pro forma condensed statement of consolidated operations for the periods presented gives effect to the Transactions as if such transactions were consummated as of the beginning of the periods presented (i.e., as of January 1, 1999 for the fiscal year ended December 31, 1999 and as of January 1, 2000 for the three months ended March 31, 2000). The unaudited pro forma condensed statement of consolidated financial position gives effect to the Transactions as if such transactions had occurred as of March 31, 2000. The adjustments are described in the accompanying notes.


The Pro Forma Financial Statements should not be considered indicative of actual results that would have been achieved had the Transactions been completed on the date or for the periods presented and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The Pro Forma Financial Statements should be read in conjunction with the historical consolidated financial statements of the Company and related notes thereto, included in its 1999 Annual Report on Form 10-K and 2000 First Quarter Report on Form 10-Q.

                         PULITZER INC. AND SUBSIDIARIES
        PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED FINANCIAL POSITION
                                 MARCH 31, 2000
                           (IN THOUSANDS; UNAUDITED)


                                                                     Pro Forma
                                              Historical            Adjustments             Pro Forma
                                             ------------           ------------          -------------
             ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                  $     88,627           $     (5,400) (A)     $      82,927
                                                                            (300) (B)
  Marketable securities                           312,419                                       312,419
  Trade accounts receivable--net                   42,913                                        42,913
  Other                                            24,171                                        24,171
                                             ------------           ------------          -------------
        Total current assets                      468,130                 (5,700)               462,430

PROPERTIES--NET                                    90,933                 12,348  (C)           103,281

INTANGIBLES--NET                                  355,265                317,790  (H)           673,055

RECEIVABLE FROM THE HERALD
  COMPANY                                          35,290                (35,290) (D)

DEFERRED INCOME TAX ASSET                           9,888                 14,823  (E)            24,711

OTHER ASSETS                                       27,720                    300  (B)            28,020
                                             ------------           ------------          -------------
        TOTAL                                $    987,226           $    304,271          $   1,291,497
                                             ============           ============          =============
           LIABILITIES AND
        STOCKHOLDERS' EQUITY
CURRENT LIABILITIES                          $     46,556           $         --          $      46,556
                                             ------------                                 -------------
LONG-TERM DEBT                                                           306,000  (F)           306,000
                                                                    ------------          -------------
POSTRETIREMENT AND POST-
  EMPLOYMENT BENEFIT
  OBLIGATIONS                                      86,664                                        86,664
                                             ------------                                 -------------
OTHER LONG-TERM LIABILITIES                        38,141                                        38,141
                                             ------------                                 -------------
MINORITY INTEREST                                                         (1,729) (G)            (1,729)
                                                                    ------------          -------------
STOCKHOLDERS' EQUITY:
  Common stock                                         85                                            85
  Class B common stock                                141                                           141
  Additional paid-in capital                      425,737                                       425,737
  Retained earnings                               416,470                                       416,470
  Accumulated other comprehensive loss             (4,862)                                       (4,862)
  Treasury stock                                  (21,706)                                      (21,706)
                                             ------------                                 -------------
        Total stockholders' equity                815,865                                       815,865
                                             ------------           ------------          -------------
        TOTAL                                $    987,226           $    304,271          $   1,291,497
                                             ============           ============          =============



See notes to unaudited pro forma condensed statement of consolidated financial position.

PULITZER INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF
CONSOLIDATED FINANCIAL POSITION
MARCH 31, 2000


(A) Adjustment records the payment of estimated professional fees related to the Transaction. These professional fees will be treated as additional purchase price and capitalized as a portion of goodwill with respect to the Transactions. See Note (H) below.

(B) Adjustment records the payment of financing fees related to the Loan. The financing fees are recorded as a deferred asset and are amortized over the term of the Loan.

(C) Adjustment records the contribution to PD LLC of Herald's 50 percent interest in machinery and equipment used in the operations of the Post-Dispatch. The adjustment amount represents a preliminary estimate of the fair value of these fixed assets at the date of contribution, May 1, 2000. The preliminary allocation to fixed assets is subject to change pending the completion of all procedures related to recording the Transaction by the Company. The Company does not anticipate any significant changes to the allocation and expects the allocation to be finalized by the end of the second quarter of 2000.

(D) Adjustment records the elimination of the receivable due from Herald for its 50 percent share in the net liabilities of the Post-Dispatch prior to the Transaction.

(E) Adjustment records the Company's net deferred tax asset related to its increased interest in the assets and liabilities of the Post-Dispatch contributed by Herald in the Transaction.

(F) Adjustment records the principal amount of the Loan borrowed by the PD LLC on May 1, 2000. The aggregate principal amount of the Loan is payable on April 28, 2009 and bears interest at an annual rate of 8.05 percent.

(G) Adjustment records Herald's 5 percent share in PD LLC as a result of the Transaction.

(H) Adjustment records the excess purchase price over the fair value of assets acquired in the Transactions (i.e., goodwill), computed as follows (in thousands):

         PD LLC Loan                                $  306,000
         Elimination of Herald receivable               35,290
         Herald fixed asset contribution               (12,348)
         Net deferred income tax asset                 (14,823)
         Herald's minority interest                     (1,729)
                                                    ----------
         Subtotal                                      312,390
         Estimated professional fees                     5,400
                                                    ----------

         Adjustment to record goodwill              $  317,790
                                                    ==========

                         PULITZER INC. AND SUBSIDIARIES
                 PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
            (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA; UNAUDITED)


                                                                          Pro Forma                Pro Forma
                                                      Historical         Adjustments
                                                     -----------        -------------            -------------
OPERATING REVENUES - NET                              $   391,383        $       1,977  (A)       $    393,360
                                                      -----------        -------------            ------------
OPERATING EXPENSES:
    Operations                                            148,578                  460  (A)            149,038
    Selling, general and administrative                   154,904                2,953  (A)            155,308
                                                                                (2,549) (B)
    Stock option cash-out and bonuses                      26,685                                       26,685
    St. Louis Agency adjustment                            25,029              (25,029) (B)
    Depreciation and amortization                          17,091                2,977  (C)             28,013
                                                                                 7,945  (D)
                                                      -----------        -------------            ------------
              Total operating expenses                    372,287              (13,243)                359,044
                                                      -----------        -------------            ------------

OPERATING INCOME                                           19,096               15,220                  34,316

INTEREST INCOME                                            25,377                                       25,377
INTEREST EXPENSE                                                               (24,666) (E)            (24,666)
NET LOSS ON MARKETABLE
    SECURITIES AND INVESTMENTS                               (111)                                        (111)
NET OTHER EXPENSE                                          (2,697)                                      (2,697)
                                                      -----------        -------------            ------------
INCOME FROM CONTINUING
    OPERATIONS BEFORE PROVISION
    (BENEFIT) FOR INCOME TAXES                             41,665               (9,446)                 32,219

PROVISION (BENEFIT) FOR INCOME TAXES                       18,708               (4,051) (F)             14,657

MINORITY INTEREST IN NET EARNINGS OF
    SUBSIDIARY                                                                    (670) (G)               (670)
                                                      -----------        -------------            ------------

INCOME (LOSS) FROM CONTINUING
    OPERATIONS                                        $    22,957        $      (6,065)           $     16,892
                                                      ===========        =============            ============

BASIC EARNINGS PER SHARE OF STOCK:
    Income from continuing operations                 $      1.02                                 $       0.75
                                                      ===========                                 ============
    Weighted average number of shares outstanding          22,578                                       22,578
                                                      ===========                                 ============
DILUTED EARNINGS PER SHARE OF STOCK:
    Income from continuing operations                 $      1.02                                 $       0.75
                                                      ===========                                 ============

    Weighted average number of shares outstanding          22,601                                       22,601
                                                      ===========                                 ============

See notes to unaudited pro forma condensed statement of consolidated operations.

                         PULITZER INC. AND SUBSIDIARIES
            PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS
                        THREE MONTHS ENDED MARCH 31, 2000
            (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA; UNAUDITED)



                                                                              Pro Forma
                                                       Historical            Adjustments         Pro Forma
                                                      -----------           -----------          ------------

OPERATING REVENUES - NET                              $   105,777           $       592  (A)     $    106,369
                                                      -----------           -----------          ------------
OPERATING EXPENSES:
    Operations                                             38,891                   300  (A)           39,191
    Selling, general and administrative                    43,511                   567  (A)           43,405
                                                                                   (673) (B)
    St. Louis Agency adjustment                             6,845                (6,845) (B)
    Depreciation and amortization                           6,509                   795  (C)            9,290
                                                                                  1,986  (D)
                                                      -----------           -----------          ------------
              Total operating expenses                     95,756                (3,870)               91,886
                                                      -----------           -----------          ------------

OPERATING INCOME                                           10,021                 4,462                14,483

INTEREST INCOME                                             5,794                                       5,794
INTEREST EXPENSE                                                                 (6,166) (E)           (6,166)
NET GAIN ON MARKETABLE
    SECURITIES AND INVESTMENTS                              2,082                                       2,082
NET OTHER EXPENSE                                            (910)                                       (910)
                                                      -----------           -----------          ------------
INCOME BEFORE PROVISION
    (BENEFIT) FOR INCOME TAXES                             16,987                (1,704)               15,283

PROVISION (BENEFIT) FOR INCOME TAXES                        7,114                  (624) (F)            6,490

MINORITY INTEREST IN NET EARNINGS OF SUBSIDIARY                                    (209) (G)             (209)
                                                      -----------           -----------          ------------
NET INCOME (LOSS)                                     $     9,873           $    (1,289)         $      8,584
                                                      ===========           ===========          ============
BASIC EARNINGS PER SHARE OF STOCK:
    Earnings per share                                $      0.45                                $       0.39
                                                      ===========                                ============
    Weighted average number of shares outstanding          22,122                                      22,122
                                                      ===========                                ============
DILUTED EARNINGS PER SHARE OF STOCK:
    Earnings per share                                $      0.45                                $       0.39
                                                      ===========                                ============
    Weighted average number of shares outstanding          22,162                                      22,162
                                                      ===========                                ============

See notes to unaudited pro forma condensed statement of consolidated operations.

PULITZER INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS YEAR ENDED DECEMBER 31, 1999 AND THE THREE MONTHS ENDED MARCH 31, 2000


(A) Adjustments record Herald's 50 percent share of revenues and expenses of several St. Louis area partnerships between the Company and Herald (the "Partnerships"), reflecting the contribution of Herald's interest in the Partnerships to PD LLC at the time of the Transaction. Prior to the Transaction, the Company reported only its 50 percent share of the Partnerships' revenue and expenses in its statement of consolidated operations.

(B) Adjustments eliminate expenses representing payments to Herald for (1) the rental of its 50 percent share of machinery and equipment used in the operations of the Post-Dispatch and (2) its 50 percent share of the operating profit of the Post-Dispatch represented by the St. Louis Agency adjustment.

(C) Adjustment records depreciation expense related to Herald's 50 percent share of machinery and equipment contributed to PD LLC. The depreciation amount is based on the estimated fair market values of the machinery and equipment. Depreciation expense has been computed using the straight-line method based on estimated useful lives primarily ranging from 3 to 7 years.

(D) Adjustment records amortization expense related to the goodwill recorded by the Company in connection with the Transactions. Amortization expense has been computed based on an estimated useful life of 40 years.

(E) Adjustment records interest expense on the $306 million Loan. Interest expense was computed using the Loan's fixed rate of 8.05 percent. Also included in the adjustment is the cost of financing fees related to the Loan, based on a nine year amortization period corresponding to the term of the Loan.

(F) Adjustment records the income tax effect of the pro forma adjustments. The effective tax rate on pro forma income before taxes differs from the Company's statutory tax rate of 35 percent due primarily to non-deductible goodwill and state income taxes.

(G) Adjustment records Herald's 5 percent minority interest in the operating profit of PD LLC after considering the pro forma adjustments included herein. For the purpose of computing the minority interest amount, the amortization expense amount included in Note (D) above is not included in the calculation of the operating profit of PD LLC.